UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2011

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(415) 247-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	New Chief Executive Officer and Director

On May 13, 2011, Del Monte Corporation (“Del Monte”) appointed David J. West, age 48, as the new Chief Executive Officer of Del Monte and as a member of the Board of Directors of Del Monte. Mr. West will also serve as the Chief Executive Officer of Blue Acquisition Group, Inc. (“Parent”), the direct parent company of Del Monte, and as a member of Parent’s Board of Directors. On June 12, 2011, Mr. West will begin his employment with both Del Monte and Parent as an executive employee and join the Board of Directors of Del Monte and Parent. It has not been determined whether Mr. West will sit on any committees of Del Monte’s or Parent’s Board of Directors. Pursuant to the Employment Agreement (as defined below), if Mr. West remains employed with Del Monte through August 15, 2011, he will become the Chief Executive Officer of both Del Monte and Parent, effective as of that date. When he becomes the Chief Executive Officer of Del Monte and Parent, Mr. West will replace Neil Harrison, the current interim Chief Executive Officer of both Del Monte and Parent. Mr. Harrison will continue to serve as the Vice Chairman of the Board of Directors of both Del Monte and Parent.

Mr. West previously served as the President and Chief Executive Officer of The Hershey Company (“Hershey”) from December 2007 to May 2011. On May 18, 2011, Hershey announced that Mr. West will continue to serve as Executive Vice President of Hershey and as a member of its board of directors until he departs Hershey in June 2011. From October 2007 to November 2007, Mr. West was President of Hershey, while from January 2007 until October 2007, he served as Executive Vice President, Chief Operating Officer. From January 2005 to January 2007, Mr. West served as Senior Vice President, Chief Financial Officer of Hershey. Mr. West continued to hold the role of Chief Financial Officer until July 2007. Mr. West began serving as a director of Hershey in October 2007. Mr. West is currently a director of Tasty Baking Company, a role that he has held since December 2003.

In appointing Mr. West as a director, the Board of Directors of Del Monte considered Mr. West’s history of holding leadership roles at prominent consumer goods companies and businesses, including Hershey and the Nabisco Biscuit and Snacks Group at Kraft Foods. Mr. West has worked in the areas of finance, operations, sales and marketing, bringing a broad range of experience that will benefit Del Monte’s Board of Directors.

2.	Employment Agreement and Compensation

Del Monte and Parent have entered into an employment agreement with Mr. West on May 13, 2011 (the “Employment Agreement”).

Under the terms of the Employment Agreement, Mr. West will begin his employment with Del Monte on June 12, 2011 in the capacity of an executive employee, earning a monthly base salary of $20,000. Beginning on August 15, 2011, Mr. West will become Del Monte’s Chief Executive Officer and earn an annual base salary of $1,200,000. While employed with Del Monte, Mr. West will be eligible to earn a performance-based annual bonus in a target amount equal to 100% of his base salary, with a maximum opportunity equal to 200%. He also will

2

receive a signing bonus of $1,000,000, a make-whole payment of $11,500,000, reimbursement of relocation expenses, and company-provided housing for a period of twelve months following August 15, 2011.

In addition, Mr. West will be eligible to participate in Del Monte’s Supplemental Executive Retirement Plan with an initial benefit value of $7.1 million, which benefit will accrue interest for each year he remains employed with Del Monte. He will become vested in this accrued benefit only if he remains employed with Del Monte through June 12, 2014 or his employment is earlier terminated without “cause,” for “good reason,” or due to death or “disability.” Mr. West will also be eligible to receive welfare and other retirement benefits and executive perquisites consistent with what is provided to other executive officers of Del Monte as well as reimbursement for temporary housing while relocating to the San Francisco area and relocation expenses.

Equity Compensation

Under the Employment Agreement, Mr. West has agreed to invest the after-tax proceeds of the $11,500,000 make-whole payment to purchase restricted shares of Parent common stock at a price of $5 per share (the “Make-whole Shares”) which vest in equal installments on the first three anniversaries of his employment commencement date, as well as an additional $1,000,000 to purchase Parent common stock at a price of $5 per share. Mr. West will also be granted the following: (i) options on 5,600,000 shares of Parent common stock having an exercise price of $5 per share, and (ii) options on 2,000,000 shares of Parent common stock having an exercise price of $10 per share.

In connection with the purchase of stock and grant of options, Mr. West also will enter into a Management Stockholder’s Agreement with Parent and a Sale Participation Agreement with the entity owners of Parent. The Management Stockholder’s Agreement provides that, among other matters, the foregoing options and stock, including stock underlying the options, are subject to call rights by Parent if Mr. West’s employment is terminated in certain circumstances. The Sale Participation Agreement provides Mr. West with the right to participate in the sale of shares of Parent stock by certain entities and requires him to participate in a sale of shares if elected by Parent under the terms and conditions described therein.

Termination of Employment

Upon termination of Mr. West’s employment by Del Monte without “cause” (other than due to death or disability) or by Mr. West for “good reason” (as such term is defined in the Employment Agreement), after signing a release of claims against Del Monte and its affiliates and in addition to certain accrued amounts, Mr. West will be entitled to receive (i) a lump sum payment equal to two times the sum of his base salary and target annual bonus for the year in which termination occurs, (ii) any earned but unpaid annual bonus with respect to the fiscal year preceding the date of termination, (iii) a pro rata portion of the target annual bonus that would have otherwise been payable in respect of the year of termination if he had remained employed through such year, prorated for actual employment and adjusted for performance, (iv) a lump sum payment, on an after-tax basis, equivalent to the cost of applicable COBRA premiums for 18 months, less the sum of what Mr. West’s contributions would have been for 18 months of applicable health and welfare benefits (based on active employee rates in effect immediately prior to termination), (v) a lump sum payment equivalent to two times his annual allowance pursuant to any applicable executive perquisites arrangements, (vi) the provision of not less than

18 months of executive-level outplacement services at Del Monte’s expense, not to exceed in any calendar year 18% of the sum of Mr. West’s highest base salary during the 12-month period prior to termination and the target bonus for the year of termination, and (vii) accelerated vesting of any then-outstanding portion of the Make-whole Shares and any accelerated vesting of equity awards that may be provided pursuant to the terms of the applicable equity arrangements.

Upon termination of Mr. West’s employment by Del Monte due to death or “disability” (as such term is defined in the Employment Agreement), in addition to certain accrued amounts, he will receive accelerated vesting of any then-outstanding portion of the Make-whole Shares and, in the case of a termination due to disability only, after signing a release of claims against Del Monte and its affiliates, Mr. West will be entitled to receive a lump sum payment equal to the sum of his highest base salary during the 12-month period prior to termination and his target annual bonus for the year in which termination occurs.

Del Monte will provide Mr. West with a full gross-up payment in the event that any payment or benefit arising in connection with Mr. West’s services to Del Monte is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

Restrictive Covenants

Pursuant to the terms of the Employment Agreement, Mr. West is subject to covenants not to (i) disclose confidential information, (ii) solicit employees of Del Monte and its affiliates during his employment and for two years thereafter, and (iii) compete during his employment and for one year after a transaction in which Mr. West is required to sell shares of Parent under the Sale Participation Agreement. Mr. West is subject to certain stock forfeiture provisions if he violates the foregoing within certain periods follow the termination of his employment.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01.   Regulation FD Disclosure

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On May 18, 2011, Del Monte Corporation announced via press release the appointment of David J. West as its Chief Executive Officer (effective August 15, 2011) and as a member of its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
*10.1	Employment Agreement, dated May 13, 2011, among Del Monte Corporation, Blue Acquisition Group, Inc. and David J. West
99.1	Press Release, dated May 18, 2011

*	indicates a management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ James Potter
Name: James Potter
Title: Secretary

Date: May 19, 2011

INDEX OF EXHIBITS

Exhibit No.	Description
*10.1	Employment Agreement, dated May 13, 2011, among Del Monte Corporation, Blue Acquisition Group, Inc. and David J. West
99.1	Press Release, dated May 18, 2011

*	indicates a management contract or compensatory plan or arrangement